Exhibit 99.1

LUCIRA HEALTH ANNOUNCES FDA AUTHORIZATION OF FIRST & ONLY AT-HOME COMBINATION COVID-19 & FLU TEST AND COMMENTS ON CHAPTER 11 BANKRUPTCY FILING

Test Delivers Lab-Quality Performance with Results in 30 Minutes or Less – The First At-Home Test to Ever Include Flu

•	Lab-quality results for both COVID-19 and Flu now available at home from one single test

•	COVID-19 and Flu have similar symptoms but different treatments, requiring a fast, differential test to access time-sensitive prescription treatment options

•	Lucira’s COVID-19 & Flu Home Test demonstrated similar performance for COVID-19, Flu A and Flu B in head-to-head comparison study with highly sensitive lab-based PCR tests

•	Lucira seeks a strategic or financial partner for resumption of manufacturing and development of additional home diagnostic products

EMERYVILLE, Calif., Feb. 27, 2023 — Lucira Health, Inc. (Nasdaq: LHDX) (“Lucira Health” or “Lucira”), a medical technology company, announced today that the U.S. Food and Drug Administration (FDA) granted emergency use authorization (EUA) for its Lucira COVID-19 & Flu Home Test for over the counter (OTC) use at home and other non-laboratory sites. The Lucira COVID-19 & Flu Home Test is a molecular test that demonstrated similar performance for COVID-19 and Influenza A and B compared to highly sensitive lab-based PCR tests in clinical trials. Lucira’s COVID-19 & Flu Home Test represents a breakthrough in diagnostic testing as the first at-home combination COVID-19 and Flu test, and as the first Flu test for OTC use at home in the United States in history. Until today, American consumers have never before been able to self-diagnose Flu at home. The easy-to-use, all-in-one combination test delivers results in 30 minutes or less from one shallow nasal swab.

Lucira believes that a single test for both COVID-19 and Flu can be a powerful tool given how similar the two viruses appear. “COVID-19 and Flu look the same, feel the same, spread the same and, unfortunately, can still kill the same,” underscored Dr. Davey Smith, Head of the Division of Infectious Disease and Global Public Health at the University of California – San Diego. “Having an at-home molecular test now available should really help people know how to keep their families safe and seek appropriate treatment when they’re ill.”

“Our small but experienced team at Lucira has again demonstrated the versatility of our technology platform by introducing this first-of-its-kind innovation in clinically relevant at-home diagnostics to the marketplace. The authorization of the COVID-19 & Flu Home

Test with OTC label is another example of how Lucira is helping to transform the future promise of home-based, fast, accurate diagnostics into a reality,” said Erik Engelson, President and CEO of Lucira Health. “Many people are not aware that prescription antiviral medications exist for the treatment of Flu as well as for Covid. But we believe an accurate diagnosis, early in the course of infection is mandatory for effective use of such medications. Prescription and fulfillment over telehealth is convenient and safe, especially when at-home diagnoses take place using a test such as the Lucira COVID-19 & Flu Home Test.”

“We regret that we had no option but to file for Chapter 11 bankruptcy and that this occurred days before we received regulatory authorization,” added Mr. Engelson. “Unfortunately we were unable to bridge what became a protracted authorization cycle time within our current capital structure and it remained unclear to us when the regulatory authorization would come through, despite working closely with FDA. The Lucira COVID-19 & Flu Home Test would have been especially useful during the recent, severe respiratory season, and we had produced inventory for an anticipated autumn 2022 launch. We remain confident in the role that the new test can play in future respiratory seasons and are honored to have received the first authorization for such a home test. We appreciate the diligent work of the FDA team as they refined requirements during the review cycle.”

Lucira is seeking a strategic or financial partner for the resumption of manufacturing and development of additional home diagnostic products.

The Company believes that its at-home, accurate diagnostic products are a critical third leg of the stool that also includes telehealth and home prescription delivery for the future of safe, home-based healthcare. Lucira’s expectation is that as accurate home diagnostics become prevalent, suffering and disease spread can be reduced, and that all constituents, including the public health, the healthcare value chain as well as the cost of healthcare can benefit. In the end, consumers may think of visiting a healthcare office for infectious disease diagnoses and treatment as being as antiquated as going to a video rental store to get a movie to watch: as a thing of the past.

For more information on the Lucira COVID-19 & Flu Home Test, please visit www.lucirahealth.com.

About the Lucira COVID-19 & Flu Home Test

The Lucira COVID-19 & Flu Home Test is not an antigen test. It is a molecular, nucleic acid amplification (NAAT) test that utilizes the same platform and device design as both of Lucira’s commercialized FDA authorized COVID-19 tests to provide independent diagnoses for COVID-19, Flu A and Flu B. The lab-quality single-use test fits in the palm of your hand, runs on 2 AA batteries, and with one shallow nasal swab provides a positive or negative result for COVID-19, Flu A and Flu B in 30 minutes or less. Each Lucira test contains everything needed to run a single test. There is no separate reader or instrument to purchase and maintain.

About Lucira Health

Lucira is a medical technology company focused on the development and commercialization of innovative infectious disease tests to make lab-quality diagnostics more accessible. Lucira designed its test platform to provide accurate, reliable, lab-quality test results anywhere and at any time. Beyond its already commercialized molecular COVID-19 and COVID-19 & Flu tests, Lucira is working on new diagnostic tests for respiratory infections and other categories including women’s health and sexually transmitted infections (STIs). For more information, visit www.lucirahealth.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “can,” “will,” “seek,” “believe,” “should,” “future,” “look to,” “continue” and similar expressions are intended to identify forward-looking statements. These forward-looking statements, including but not limited to, our belief that a single test for both COVID-19 and Flu will be a powerful tool; at-home molecular test helping people know how to keep their families safe and seek appropriate treatment when they’re ill; and how OTC authorization is helping Lucira transform the future promise of home-based, fast, accurate diagnostics into a reality; the role the new test can play in future respiratory seasons; Lucira’s seeking a strategic or financial partner for the resumption of manufacturing and development of additional diagnostic products and making products available in retail and online and bringing additional diagnostic products to market; Lucira’s work on new diagnostic tests for respiratory infections, women’s health and STIs; and Lucira’s expectation that accurate home diagnostics will become prevalent and reduce suffering and disease spread, thereby benefiting all constituents, are based upon Lucira’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. These risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in Lucira’s filings with the Securities and Exchange Commission and available at www.sec.gov, including in Lucira’s most recent Annual Report on Form 10-K and subsequently filed reports. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and we assume no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Media Contact:

media@lucirahealth.com

Investor Contact:

Glenn Wiener

GW Communications (for Lucira Health)

Email: gwiener@GWCco.com